No._______
Labor Contract

A (Employer): Chengdu Tian Ze Dao Qin Management Consulting Co., Ltd.

Address: Room36, Floor 3, Building 1, No.16, Jiangxi Str., Wuhou District, Chengdu, Sichuan Province.

Legislation Representative: Chung Ming Thomas Tsang

B (Employee): Kwok Chuen Kevin Ng
Gender: Male                          Age: 46

Address: Flat A, 24/F, Blk.1, Prosperous Garden, Yau Ma Tei , Kowloon, Hong Kong.

Education Degree: Bachelor Degree

Hong Kong and Mac Pass number: E 987088 (5)

Bureau of Labor and Social Security in Chengdu Supervises
Labor and social security agency service center in Chengdu prints

Notes

(I) Both parties should read the contract carefully to acquire respective rights and responsibilities before signing it. Both the employer and employees should fully understand the rules in Labor Law and make sure the information provided to the contract is true and valid.
(II) The contract should be signed by the Legislation Representative or his delegate and the employee.
(III) The contract should only be signed clearly by using pen or oil pen and the language should be concrete and correct. The information that needs to negotiate should be filled in the blanks after discussion. According to different job and job requirements, both parties can choose unfixed work system or accumulated working hours’ system. The abstract should not be changed once signed. Should there be any contradicts, they can be confirmed by Labor dispute arbitration committee or people's court.
(IV) Before signing the abstract, Party A should make sure that the employee hasn't any labor relationship with other companies. If the employee has labor relationship with other company or he has retired, the company should not sign the abstract with him. Party A has the right to know the basic information of Party B, which has direct relationship with Labor Contract. Party B should give true information.
(V) If the term of Labor Contract is less than one year, more than three months, the probation period shall not exceed one month; when the term is less than three years, more than one year, the probation period shall not exceed two months; for fixed or non-fixed term labor contract within 3 years, the probation period shall not exceed six months. The same company and the same employee can only agree upon one probation period, which is concluded in the labor contract term.
(VI) Social insurance charges should be paid, as provided for by the state, but not negotiation by both parties.

(VII) According to provisions in the national employment permit system, if Party A wants to hire sophisticated technicians and employees on the work relating to the safety of citizens and the interests of consumers, it should choose from people who obtain corresponding occupational qualification certificates.
(VIII) To dissolve or terminate the labor contract, Party A should issue corresponding certificates.
(IX) If Party A changes its name, legal representative, principal persons or investor, it does not affect the performance of the labor contract. If Party A is merged or divided, the original labor contract remains in force and is continuously performed by employer which has taken over its rights and obligations.
(X) Party A should not sign labor contract with employees against their will by means of fraud or duress. In addition to the two circumstances-- agreed period of service and competition restriction, the employers should not agree to let the employees to answer liquidated damages. The contract that should be kept by the employee cannot be in trust to the employer.
(XI) Both parties can sign another special agreement on keeping Party 's business secrets and the content and scope of intellectual property, rights and obligations, the terms of keeping secrets,  breach liabilities of contract and competition restriction.
According to Labor Law of the People's Republic of China, Contract Law of the People's Republic of China and the relevant provisions of the State, both parties should sign the contract voluntarily and abide by the provisions listed in the contract.

I. The type and duration of labor contract
Article 1
 Both parties agree to fill the first form of the term of the contract.
1. Fixed term: from August 1, 2010 to July 31, 2011.
2. Non-fixed term: from (~~month~~) (~~day~~) (~~year~~) to the date that legal terminal condition occurs.

3. Term of a certain amount of work done: from (~~month~~) (~~day~~) (~~year~~) to the date of completing the prescribed work. And we should regard __ as the symbols of completing the task.
The probation period agreed from (~~month~~) (~~day~~) (~~year~~) to (~~month~~) (~~day~~) (~~year~~).
This Contract shall be terminated on the expiration date. If both parties agree to renew the contract after consultation, they can renew it.
II. Working content& working place
Article 2
According to job demand of Party A, party B agrees to work as a Deputy General Manager, in China Region (site of company management projects).
Article 3
Party A has the right to give Party B another job according to the demand of the work or Party B’s working ability. Party B should complete the assigned work on time according to the demand of job-related duties by Party A.
III．Working Hours & Rest & Vocation
Article 4
Party A arranges Party B the standard working hours system (choose one from “the standard working hours/ accumulated working hours/ unfixed working time”).
Article 5
Party B is entitled to all rest, holidays in accordance with the regulations of the PRC and the company’s work rules.
IV．Labor security, condition and occupational hazards’ defend
Article 6
Party A should strictly implement the provisions of the laws, regulations and rules of the state and local labor protection, providing Party B with necessary labor conditions and perfecting job specification, the labor safety and health care system.
Article 7
Party A should make the occupational health examination for the laborers engaged in occupational-disease-inductive operation before and off the work conformed to the provisions of the State. During the contract term, party B should also be entitled to do regular occupational health examination.

Party A should provide special labor security to underage workers and women workers in the pregnancy, lying-in and breast-feeding period.
Article 8
Party A is obliged to give education and training to party B on professional and technical skills, labor safety and hygiene, rules and regulations.
Article 9
Party B has the right to refuse to engage in dangerous operations forced upon them. Also, he has the right to criticize behaviors that ignore safety and healthy of him and report this to the department concerned.
V. Remuneration of Labor
Article 10
Both parties agree to carry out the first wage form:
1. Carry out monthly (~~weekly~~, ~~daily~~, ~~hourly~~) wage form. The salary of Party B is RMB 10,000 per month (~~week~~, ~~day~~, ~~hour~~), the pay during the probationary period is RMB ~~_____.~~
2. Carry out piece rate system. The unit price is RMB~~_____.~~
3. Carry out wage system made by Party A.
Article 11
Party A should pay Party B in legal currency form before 10th of each month, and no docking or default on wages is allowed. At the same time, Party A should make written records on the time of paying wages, amount of money, working days and signature, etc. And it should also provide salary list for Party B for reference.
Party A should appropriately readjust the wage standard of Party B with the growth of economic benefits. The amount Party A paid should not be less than the standard minimum salary specified by the State.
Article 12
Party A should pay Party B 150 percent of the usual wage for extra daily working hours; should pay 300 percent of the usual wage for work during legal holidays if the rest could not be delayed to another time;

Article 13
Party B shall be entitled to such holidays as annual vacation, wedding leave, funeral leave, family-planning leave etc. with salary. During the holidays, Party A shall pay Party B under the standard specified by the State and local provisions.
VI. Social Security & Welfare
Article 14
Party A should go through the procedures of basic social security for Party B according to the relevant government and local regulations.
Article 15
Salary during the period of occupational disease or job injuries and compensation for medical insurance conform to the relevant regulations specified by the state, province and city.
Article 16
Salary during the period of illness or injuries (other than due to work) and medical care conformed to the relevant regulations specified by the state, province and city. Or they can be carried out under rules made by Party A according to the laws, regulations and policies of the State.
VII. Labor discipline and rules
Article 17
(I) Party A makes relevant rules on employee manual and clubs of Chengdu Tian Ze Dao Qin Management Consulting Co., Ltd, system eliminating the last sales performance, likeness rights agreement, confidentiality agreement and training agreement as appendix of this contract. If he cannot continue to serve for Party A, Party B shall return the finance and information of the company when going through formalities on the job handover and off-job procedure.
(II) Should Party B violate the rules and regulations, Party A has the right to take relevant measures to him until dismissing the contract if ideological education fails to work.

VIII．The contact can be modified under the following conditions:
Article 18
Agreements on modification have been reached on both Parties;
Article 19
The laws, administrative regulations, and rules that this contract based on have changed;
Article 20
The circumstances have materially changed from the date this Contract was signed to the extent that it is impossible to execute the Contract. And also agreements on modification have been reached on both Parties;
IX. Termination of the contract
Article 21
The contract can be terminated through consultation by both parties.
Article 22
The contract may be discharged by Party A if Party B in the following circumstances:
1. The Employee is proved unqualified during the probationary period.
2. The Employee seriously violates disciplines or bylaws of the Employer.
3. The Employee seriously neglects his duty, engages in malpractice for selfish ends and brings significant loss to the Employer.
4. The Employee establishes labor relations with another company at the same time and seriously influences the completing of work task of the company. What’s more, he refuses to correct after it was criticized by the Employer.
5. The Employee enters into modifies the contract against the Employer’s intention by fraud or duress, or by taking advantage of the other party's hardship.
6. The Employee is being investigated for criminal liability.
Article 23
The Contract may be terminated by the Employer by giving notice in written form 30(thirty) days in advance:

1. The Employee fails ill or is injured to (other than due to work) and after completion of medical treatment, is not able to perform his previous function or any other function the Employer assigns to him.
2. The Employee does not show satisfactory performance and after training and adjusting measures is still not able to perform satisfactorily.
3. The circumstances have materially changed from the date this Contract was signed to the extent that it is impossible to execute the Contract provided, however, that the parties cannot reach an agreement to amend the contract to reflect the changed circumstances.
4. Both parties cannot reach agreement on new job position which the Employer wants to give.
Article 24
The Employer is in the legal consolidation period on the brink of bankruptcy or the situation of business is seriously in trouble. The company faces major technological renovations, the transition of production and the circumstances have materially changed from the date this contract was signed. If it needs to cut employment under the above conditions, the Employer shall give reasons to the trade union or all employees and listen to their opinions, and then report to the labor and social security administrative department in order to terminate the contract.
Article 25
The Employer shall not terminate the contract by referring to article 23 if the employee has the following conditions:
1. The Employee engaged in occupational-disease-inductive operation didn’t have health check before leaving work or he look like professional patients in the period of diagnosis and medical observation;
2. The Employee is ill with occupational disease or injured due to work and has been authenticated fully or partly disabled by the Labor Authentication Commission;
3. The Employee is ill or injured (other than due to work) and is within the period of medical leave;

4. The Employee is woman who is in the pregnancy, lying-in and breast-feeding period;
5. The Employee has worked in the company for 15 or more and has less than 5 years to mandatory age for retirement.
6. Other cases as provided for by law or administrative decrees.
Article 26
The contract may be discharged by the Employee by giving notice in written form 30(thirty) days in advance or 3 days in advance during the probationary period.
Article 27
The Employee may inform the Employer to discharge the Contract at random if the employer has the following conditions:
1. The Employee is still in the probationary period;
2. The Employer forces the Employee to work by violence, duress or illegal restriction to physical freedom;
3. The Employer does not pay the remuneration of the Employee accordance with the relevant clause in the Contract;
4. The Employer violates the relevant regulations of State for its terrible safe and health condition, which is harmful to the Employee’s health
X．Termination of labor contracts
Article 28
The contract can be terminated under the following conditions:
1. The contract has expired;
2. The Employee has begun to enjoy the basic old-age insurance;
3. The Employee has died or has been pronounced dead or missing by the People's court;
4. The Employer has been declared bankrupt by the people's court legally;
5. The license of the company has been canceled or the company is ordered to close in accordance with law or the employer decides to dissolve the company in advance.

6. Other cases as provided for by law or administrative decrees.
XI. Breach Liabilities
Article 29
Both parties agree on the following responsibilities for violating the labor contract:
If Party B breaches article 26 of the contract, it will be considered as violating labor disciplines and the rules and regulations made by Party A. And party B shall pay one month’s wage as Breach of contract damages to the Party A, then Party A will immediately dismiss party B.
Article 30
Party B shall undertake the obligation to keep confidential the trade secrets which have been taken security measures; if there exists some clauses on competition restriction, Party A should pay party B certain amount of compensation fees on a monthly basis after discharging and terminating the contract, but within competition restriction period; party B should return the information treated as confidential to Party A when the contract is discharged and terminated according to law.
Both parties agree that: 1. Party B promises to strictly keep secrets of Party A that gets during working for it. These secrets include but not only include trading secrets, running secrets, managing secrets and technology secrets. Party B shall not leek out any secrets to any individual, company, corporation, and economic organization by oral, written, disk, or communication network form etc. without the permission of Party A in advance.
1. Party B promises not to use, permit or assist others to use the secret information in any manner without writing permission of Party A; and party B admit he may obtain the secret information through written, oral, image or audio-visual materials etc, directly or indirectly. He can also obtain the secret information by observing some or all projects.
2. Party B should return the information treated as confidential to Party A when the contract is discharged and terminated according to law within the period required by Party A. If Party B did not return it in time according to the requirements of Party A, Party B should bear the losses to Party A.

3. If Party B violates article 30 of this contract and causes losses to Party A, Party A has the right to investigate the economic and legal responsibilities of Party B by rules and regulations made by Party A and laws, regulations made by state and the local.
4. It is a serious violation of labor discipline and the rules and regulations of Party A, if Party B acts against article 30 of this contract. Once the violation occurs, Party A is entitled to an immediate lifting of the employment relationship.
5. Both parties agree that the time of confidentiality begins on the date of signing the Labor Contract and ends on the date or one year later of lifting the employment relationship.
XII. Labor Disputes
Article 31
 Where a labor dispute between the parties takes place during the performance of this Contract, the parties concerned may apply to the labor dispute mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration, that party may apply to the labor dispute arbitration committee for arbitration. Either party may also directly apply to the labor dispute arbitration committee for arbitration.
XIII．Other Agreed Matters
Article 32
Party A and Party B have mutually agreed to add the following:
1. The "Employee Handbook" and "training agreement" legally made by Party A work as the "Labor Contract" annex and have the same legal effect;
2. Party A's operating system files, include but not limited to the representation of Party B’s  post, the scope of responsibilities, daily work related to the work instructions, program files, supporting documents, etc. As the working documents of Party A, Party B has the obligation to study and master them during his tenure, and acts and works in accordance with them. Party B is not allowed to copy or reproduce the system files.

3. During Party B’s tenure at Party A, Party A has the right to do continuous regular or irregular investigation, assessment or appraisal on Party B’s ability to work, level of experience, commitment, work performance, etc. Based on the results, Party A is also entitled to make adjustment on Party B’s Pay, allowances, subsidies and other treatment, etc. The adjustment includes not only rank or position promotion, salary increase, but also rank or position demotion, dismissal, salary decrease and terminating the labor contract;
4. During his tenure at Party A, Party B shall accept the assignments by Party A for work requirements.
Article 33
Portrait right
1. Party A designs free image for Party B, and advertises it on television, in print and through outdoor, etc.
2. During Party B’s tenure at Party A, the image rights and use rights of any photo of Party B shall permanently owned and used by Party A.
3. Party B promises that Party A and its interests’ representatives and unit will not answer any legal liability on the image rights and use rights when they possess, produce or use the photos.
4. Both Parties agree on the duty of confidentiality on the portrait right and the portrait information content.
Article 34
Both sides agree to increase the following content on corporate training:
Party B promises to pay fees produced by regular and irregular special training, group training during Party B’s tenure at Party A, if he violates article 26 or works less than~~____~~years. And the money is RMB~~____~~(in words:~~__~~) per year.
XIV. Supplementary Provisions
Article 35
 Both parties can sign a supplementary contract or special agreement on matters not covered in this contract. If there’s no special agreement, it can be carried out in accordance with relevant state regulations. For the terms of the contract which are inconsistent with the national, provincial and municipal regulations, they can be carried out by referring relevant regulations.

Article 36
 The contract is in two originals and each party holds one. It will enter into effect with the signature of employer and employee. The contract has a total of 12 pages and it will fail to work if any altering or signing by others without legal authorization occurs.

Employer: (official stamp)                       Employee:

Legal representative:
Or entrusted agent:

Date of sign: month/day/year                Date of sign: month/day/year